UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 9, 2013
__________________________________________
WEBSENSE, INC.
(Exact name of registrant as specified in its charter)
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Delaware (state or other jurisdiction of incorporation)	000-30093 (Commission File Number)	51-0380839 (I.R.S. Employer Identification No.)

10240 Sorrento Valley Road San Diego, California 92121 (Address of principal executive offices) (Zip Code)

(858) 320-8000 (Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth under Items 5.02(b) and 5.02(c) of this report is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On January 13, 2012, Websense, Inc. (“Websense” or the “Company”) issued a press release announcing selected preliminary financial results for the quarter ended December 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1. These financial results are unaudited and preliminary, and do not present all information necessary for an understanding of the Company's financial condition for the fourth quarter and fiscal year ended December 31, 2012. Complete financial results for the fourth quarter and fiscal year ended December 31, 2012 will be released after the market close on January 29, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Retirement and Resignation of Chief Executive Officer

On January 13, 2013, Websense announced that Gene Hodges is retiring and has resigned from his position as Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company effective January 13, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

The Company entered into a Retirement and Consulting Agreement with Mr. Hodges, dated as of January 10, 2013 (the “Consulting Agreement”), under which Mr. Hodges has agreed to provide consulting services to the Company beginning January 14, 2013 through February 28, 2014, unless earlier terminated by the Company for Cause (as defined in the Consulting Agreement) (the “Consulting Period”). Pursuant to the Consulting Agreement, Mr. Hodges is entitled to receive the following benefits: (1) a monthly consulting fee of $5,000 and (2) expense reimbursement for reasonable and appropriate expenses incurred in connection with performing services under the Consulting Agreement. Mr. Hodges' unvested stock options and restricted stock unit (“RSU”) awards, including performance-based RSUs, will continue to vest during the Consulting Period in accordance with the Company's 2009 Equity Incentive Plan (the “2009 Plan”). A copy of the Consulting Agreement is attached as Exhibit 10.1 hereto.

The information set forth under Item 5.02(c) of this report with respect to Mr. McCormack ceasing to serve as President effective upon his appointment as Chief Executive Officer is incorporated herein by reference.

(c)    Appointment of Chief Executive Officer

In connection with the retirement and resignation of Mr. Hodges, the Board appointed John McCormack as the Company's Chief Executive Officer and a director, effective January 13, 2013. Mr. McCormack previously served as President of Websense since April 2009 and as Senior Vice President, Product Development of Websense from July 2006 to April 2009. Effective upon his appointment as Chief Executive Officer, Mr. McCormack discontinued serving as President of Websense. Additional biographical information is included in the Company's Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2012, under the heading “Executive Officers of the Registrant,” which information is incorporated herein by reference.

On January 10, 2013, Mr. McCormack entered into an employment agreement (the “Employment Agreement”) detailing the terms of his employment as Chief Executive Officer. A copy of the Employment Agreement is attached as Exhibit 10.2 hereto. The Employment Agreement is for at-will employment without a set term and supersedes all prior employment agreements, including the employment agreement dated July 5, 2006 between the Company and Mr. McCormack. Pursuant to the Employment Agreement, Mr. McCormack will receive a base salary at an initial annual rate of $525,000 and will be eligible to receive an annual cash performance bonus with a target bonus of 100% of his annual base salary. The actual amount of the target bonus earned will be based upon the Company's achievement of billings and operating income targets as established by the Compensation Committee (the “Compensation Committee”) of the Board.

In connection with his promotion, and subject to the approval of the Compensation Committee, Mr. McCormack will be granted a non-qualified stock option to purchase up to 100,000 shares of the Company's common stock and a 2013 annual refresh non-qualified stock option to purchase up to 150,000 shares of the Company's common stock (collectively, the “Stock Options”). The Stock Options will be granted pursuant to the 2009 Plan and the per share exercise price of the common stock subject to each of the Stock Options will be equal to the closing price of the Company's common stock as reported on the NASDAQ Global Select Market on the grant date, which is expected to be January 31, 2013. The Stock Options each will have a term of seven years and the shares subject to the Stock Options will vest over four years, with 25% of the total shares vesting on the first anniversary of the date of grant, and the remainder vesting in equal monthly installments thereafter.

In connection with his promotion, and subject to the approval of the Compensation Committee, Mr. McCormack will also be granted an RSU award for 34,000 shares of the Company's common stock (the “Promotion RSU Award”) and, as part of the 2013 annual equity refresh awards granted to the Company's executive officers, (1) an RSU award for 25,000 shares of the Company's common stock subject to performance-based vesting (the “Performance-Based RSU Award”) and (2) an RSU award for 25,000 shares of the Company's common stock subject to time-based vesting (the “Time-Based RSU Award” and collectively with the Promotion RSU Award and the Performance-Based RSU Award, the “RSU Awards”). The RSU Awards will be granted pursuant to the 2009 Plan on February 10, 2013, the Company's quarterly RSU award grant date. The shares subject to the Promotion RSU Award and the Time-Based RSU Award will vest over four years, with 25% of the total shares vesting on the first anniversary of the date of grant and the remainder vesting in equal installments semi-annually thereafter. The shares subject to the Performance-Based RSU Award will be subject to performance-based vesting criteria as established by the Compensation Committee. Assuming such performance-based vesting criteria are met, 50% of the shares subject to the Performance-Based RSU Award will vest on February 10, 2015 and the remaining 50% of the shares subject to the Performance-Based RSU Award will vest on February 10, 2016.

Mr. McCormack will continue to be eligible to participate in the Company's standard benefit plans for executives, which include life, long-term disability, dental, vision and medical insurance and an optional 401(k) savings plan, Employee Stock Purchase Plan, cafeteria (flex 125) plan and Employee Assistance Plan.

Mr. McCormack will also continue to participate in the Company's Officer Change in Control Severance Benefit Plan (the “Severance Plan”) as a “Tier One Officer”. Under the Severance Plan, Mr. McCormack is entitled to receive severance benefits if his employment with the Company is involuntarily terminated without Cause (as defined in the Severance Plan) or if he voluntarily resigns with Good Reason, as defined in Mr. McCormack's participation agreement, during the period beginning two months prior to a specified Change in Control (as defined in the Severance Plan) and ending 18 months following a Change in Control.

Pursuant to the Employment Agreement, if Websense terminates Mr. McCormack's employment other than for Cause or Mr. McCormack resigns for Good Reason, Mr. McCormack is entitled to a severance payment in the form of his annual base salary and his annual target bonus in effect as of the date of such termination or resignation paid in 12 equal monthly installments, less standard deductions and withholdings, and continued payment of the health insurance premium paid on his behalf by the Company up to a maximum of 12 months from the date of termination or resignation. The severance benefits are contingent upon Mr. McCormack providing the Company with a fully effective waiver and release of claims in a form satisfactory to the Company and his compliance with the Company's standard non-competition and non-solicitation requirements. Both “Cause” and “Good Reason” are defined in the Employment Agreement. The severance benefits provided under the Employment Agreement are in lieu of, and not in addition to, the severance benefits provided under Section 2 of Mr. McCormack's participation agreement under the Severance Plan.

(c)    Appointment of Directors

The information set forth under Item 5.02(c) of this report with respect to the appointment of Mr. McCormack as a director to fill the vacancy created by the resignation of Mr. Hodges as a director is incorporated herein by reference. Other than as described in Item 5.02(c) and as set forth in the Employment Agreement, Mr. McCormack will not receive any additional compensation for his service as a director of the Company.

On January 9, 2013, the Board approved an increase to the total number of authorized directors from seven to eight and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Charles M. Boesenberg to fill the vacancy and serve as a director effective January 13, 2013. Mr. Boesenberg will serve until the Company's 2013 annual meeting of its stockholders and until his successor is duly elected and qualified, or, if sooner, until his death, resignation or removal.

Pursuant to the terms of the Company's non-discretionary grant program for its non-employee directors under the 2009 Plan, on January 31, 2013 Mr. Boesenberg will automatically be granted an option (the “Non-Discretionary Option”) to purchase up to 4,279 shares of the Company's common stock and an RSU award of 837 shares of the Company's common stock (the “Director RSU”). In addition to the equity awards granted under the Company's non-discretionary grant program, subject to the approval of the Compensation Committee, on January 31, 2013 Mr. Boesenberg will be granted a discretionary stock option grant (the “Discretionary Option” and together with the Non-Discretionary Option, the “Director Options”) to purchase 100,000 shares of the Company's common stock. The per share exercise price of the common stock subject to each of the Director Options will be equal to the closing price of the Company's common stock as reported on the NASDAQ Global Select Market on January 31, 2013. The shares subject to the Non-Discretionary Option and the Director RSU will vest, and any repurchase right, shall lapse, in a series of five successive equal monthly installments beginning on February 28, 2013. The shares subject to the Discretionary Option will vest over four years, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter. The Director Options are immediately exercisable in whole, but the unvested portions thereof are subject to a right of repurchase in favor of the Company. The Director Options each have a maximum term of seven years beginning on January 31, 2013.

Mr. Boesenberg's membership on the Board's committees will be determined in the near future.

Mr. Boesenberg will receive compensation for his service as a director in accordance with the Company's compensation policies for non-employee directors, which are described under the heading “Compensation of Directors” in the Company's proxy statement filed with the SEC on April 19, 2012.

Mr. Boesenberg has entered into an indemnification agreement with the Company in substantially the form filed as an exhibit to the Company's registration statement on Form S-1 (File No. 333-95619), filed with the SEC on March 3, 2000, as amended.

Additional information about Mr. Boesenberg can be found in the press release issued by the Company on January 13, 2013, a copy of which is attached hereto as Exhibit 99.1.

(c)    Material Compensatory Plans

The information set forth under Items 5.02(b) and 5.02(c) of this report is incorporated herein by reference. The descriptions of the Consulting Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those documents attached hereto.

Item 8.01	Other Events.

On January 13, 2013, the Company issued a press release announcing selected preliminary financial results for the quarter ended December 31, 2012, the resignation of Mr. Hodges from his position as Chief Executive Officer and as a member of the Board, the appointment of Mr. McCormack as the Company's Chief Executive Officer, the appointment of Mr. McCormack and Mr. Boesenberg as directors of the Company and the appointment of Russ Dietz as Chief Technology Officer. A copy of the Company's press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether filed before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit Number	Description
10.1	Retirement and Consulting Agreement by and between Websense, Inc. and Gene Hodges, dated January 10, 2013
10.2	Employment Agreement by and between Websense, Inc. and John McCormack, dated January 10, 2013
99.1	Press release issued by Websense, Inc. on January 13, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: January 14, 2013	By:	/s/ Michael A. Newman
Michael A. Newman
Chief Financial Officer
(principal financial accounting officer)

Exhibit Index

Exhibit Number	Description
10.1	Retirement and Consulting Agreement by and between Websense, Inc. and Gene Hodges, dated January 10, 2013
10.2	Employment Agreement by and between Websense, Inc. and John McCormack, dated January 10, 2013
99.1	Press release issued by Websense, Inc. on January 13, 2013